Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, 333-76915, 333-83581, 333-30900, 333-53146, 333-72474, 333-91294, 333-102462, 333-103328, 333-104825, 333-113872, 333-115287, 333-121110, 333-123509, 333-123510, 333-149520 and 333-149929), and on Form S-3 (No. 333-143490, 333-132952, 333-108476 and 333-149519) of Ciena Corporation of our report dated December 23, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
December 23, 2008